Exhibit 3.33

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.ny.gov

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

Van Wagner Electrical & Maintenance, LLC

(Insert Name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is:

Van Wagner Electrical & Maintenance, LLC

If the name of the limited liability company has been changed, the name under which it was organized is: Suzico, LLC

SECOND: The date of filing of the articles of organization is: August 6, 1999

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the limited liability company would read as follows: Paragraph First of the Articles of Organization relating to the limited liability company name is hereby amended to read as follows: First; The name of the limited liability company is … (new name) … )

Paragraph First of the Articles of Organization relating to

to the limited liability company name

is hereby amended to read as follows:

First The name of the limited liability company is Outfront Media Electrical & Maintenance LLC

X	Capacity of signer (Check appropriate box):

(Signature)	☐ Member ☐ Manager ☒ Authorized Person
Lisa Tanzi
(Type or print name)

CERTIFICATE OF AMENDMENT OF ARTICLES OF ORGANIZATION OF
Van Wagner Electrical & Maintenance, LLC
(Insert Name of Domestic Limited Liability Company)
Under Section 211 of the Limited Liability Company Law

Filed by:	Lisa Tanzi

(Name)
405 Lexington Avenue
(Mailing address)
NY NY 10174
(City, State and Zip code)

NOTE: This form was prepared by the New York State Department of State for filing a certificate of amendment of a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal supply stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee made payable to the Department of State.

(For office use only.)

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

VAN WAGNER ELECTRICAL & MAINTENANCE, LLC

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is Van Wagner Electrical & Maintenance, LLC.

SECOND: The date of filing of the Articles of Organization is August 6, 1999 under the name Suzico, LLC

THIRD: The Articles of Organization are hereby amended by adding the following after Paragraph Fifth:

SIXTH: The purpose for which the limited liability company is formed is to do electrical work, bid on electrical contracts and perform such other functions as may be ancillary to an electrical contracting business as well as engage in any lawful act or activity of which a Limited Liability Company may be organized.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Executed this 10th day of February, 2003.

/s/ Cheryl Gardner
Name:	Cheryl Gardner
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

VAN WAGNER ELECTRICAL & MAINTENANCE, LLC

UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY LAW

FILED BY:

Brown Raysman Millstein Felder & Steiner, LLP

900 Third Avenue

New York, NY 10022

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

VAN WAGNER ELECTRICAL & MAINTENANCE, LLC

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is Van Wagner Electrical and Maintenance, LLC. The Company was formed as Suzico, LLC and its name was changed to Van Wagner Electrical & Maintenance, LLC by the filing of a Certificate of Amendment of the Articles of Organization, filed on December 5, 2002.

SECOND: The date of filing of the initial Articles of Organization is August 6, 1999.

THIRD: The Articles of Organization are hereby amended by adding the following after Paragraph Fourth:

Fifth: The management of the Company shall be vested in a Manager, who shall be appointed by the member or members pursuant to the terms of the Company’s Operating Agreement.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Executed this 23rd day of December, 2002.

/s/ Cheryl Gardner
Name:	Cheryl Gardner
Title:	Authorized Person

CERTIFICATE OF AMENDMENT
OF THE
ARTICLES OF ORGANIZATION
OF

VAN WAGNER ELECTRICAL & MAINTENANCE, LLC

UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY LAW

FILED BY:

Brown Raysman Millstein Felder & Steiner, LLP
900 Third Avenue New York, NY 10022

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

SUZICO, LLC

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is Suzico, LLC.

SECOND: The date of filing of the Articles of Organization is August 6, 1999.

THIRD: The amendment effected by this certificate of amendment is as follows:

Paragraph One of the Articles of Organization relating to its name is hereby amended to read as follows: Van Wagner Electrical & Maintenance, LLC.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Executed this 4th day of December, 2002.

/s/ Cheryl Gardner
Name:	Cheryl Gardner
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

SUZICO, LLC

UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY LAW
FILED BY:
Brown Raysman Millstein Felder & Steiner, LLP 900 Third Avenue New York, NY 10022

AUG. 6. 1999    11:51AM        BAER MARKS UPHAM LLP 212 7025941                                         NO. 973        P.2/3

ARTICLES OF ORGANIZATION

OF

SUZICO, LLC

Under Section Two Hundred Three of the Limited Liability Company Law

The undersigned person, acting as an organizer of the limited liability company hereinafter named, sets forth the following statements.

FIRST: The name of the limited liability company (the “Company”) is Suzico, LLC.

SECOND: The county within the State of New York in which the office of the Company is to be located is the County of New York.

THIRD: The Company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

FOURTH: The Secretary of State of the State of New York is designated as agent of the Company upon whom process against it may be served. The post office address within or without the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the Company served upon him is c/o Suzico, LLC, 800 Third Avenue, 28th Floor, New York, New York 10022, Attention: Mr. Paul Whitby.

Signed on August 5, 1999.

/S/ Rosette Tyler
Rosette Tyler, Organizer

AUG. 6. 1999    11:51AM        BAER MARKS UPHAM LLP 212 7025941                                         NO. 973        P.3/3

ARTICLES OF ORGANIZATION

OF

SUZICO, LLC

Under Section Two Hundred Three of the Limited Liability Company Law

Filed by

Baer Marks & Upham LLP

805 Third Avenue

New York, New York 10022

STATE OF NEW YORK

County of New York,

Cynthia Byrd, being duly sworn, says that she is the PRINCIPAL CLERK of the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper; that the Advertisement hereto annexed has been published in the said NEW YORK LAW JOURNAL in each week for 6 successive weeks, commencing on the 1st day of September, 1999.

TO WIT: SEPTEMBER 1, 8, 15, 22, 29, 1999 OCTOBER 6, 1999
SWORN TO BEFORE ME, this 6th day. }
of October, 1999.

Christine A. Allen

Notary Public, State of New York

NO. 01AL5072870

Qualified in Nassau County

Commission Expires Feb. 10, 2001

AFFIDAVIT OF PUBLICATION

OF

SUZICO, LLC

Under Section 206 of the Limited Liability Company Law

Filed By:	BAER MARKS & UPHAM LLP
805 THIRD AVENUE
19TH FLOOR
NEW YORK, NY 10022
Cust. Ref. #333378CST

DRAWDOWN

THE JEWISH WEEK 1501 BROADWAY New York, N.Y. 10036
212-921-7822
STATE OF NEW YORK
COUNTY OF NEW YORK, CITY OF NEW YORK
BOROUGH OF MANHATTAN

, of the Borough of Manhattan, in the City of New York being duly sworn that She is the Principal Clerk of THE JEWISH WEEK AND THE AMERICAN EXAMINER, INC.

a newspaper printed in the Borough of Manhattan, aforesaid and the Notice of which the annexed is a true copy, has been published in said newspaper once each week for

SIX weeks 6 successively, commencing on the 3rd day of Sept, 1999 and the following days, to wit: 9/3, 10.17.24 10/1, 8

Principal Clerk

Sworn and signed before me this 15 day of October, 1999

AFFIDAVIT OF PUBLICATION

OF

SUZICO, LLC

Under Section 206 of the Limited Liability Company Law

Filed By:	BAER MARKS & UPHAM LLP
805 THIRD AVENUE
19TH FLOOR
NEW YORK, NY 10022
Cust. Ref.	#333378CST

DRAWDOWN